Calculation of Filing Fee Tables
F-1
RIKU DINING GROUP Ltd
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Ordinary Shares, par value $0.0001	457(a)	5,750,000	$ 6.00	$ 34,500,000.00	0.0001381	$ 4,764.45
Fees to be Paid	2	Equity	Class A Ordinary Shares, par value $0.0001	457(a)	1,643,334	$ 6.00	$ 9,860,004.00	0.0001381	$ 1,361.67
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 44,360,004.00		$ 6,126.12
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 3,886.45
			Net Fee Due:						$ 2,239.67
Offering Note
[1]	(1) In accordance with Rule 416, the registrant is also registering an indeterminate number of additional Class A Ordinary Shares that shall be issuable after the date hereof as a result of share splits, share dividends, or similar transactions. (2) Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended. (3) Includes the additional shares that the underwriters have the option to purchase to cover over-allotments, if any.

[2]	(1) In accordance with Rule 416, the registrant is also registering an indeterminate number of additional Class A Ordinary Shares that shall be issuable after the date hereof as a result of share splits, share dividends, or similar transactions. (2) Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended. (4) This Registration Statement also covers the resale under a separate resale prospectus by the selling shareholders of the registrant of up to 1,643,334 Class A Ordinary Shares previously issued to the selling shareholders as named in the resale prospectus.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Riku Dining Group Ltd	F-1	333-290212	09/12/2025		$ 3,886.45	Equity	Class A Ordinary Shares, par value $0.0001	4,230,834	$ 25,385,004.00
Fee Offset Sources		Riku Dining Group Ltd	F-1	333-290212		09/12/2025						$ 3,886.45
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	We previously registered up to $25,385,004 of Class A Ordinary Shares by means of Registration Statement on Form F-1 (File No. 333-290212), as amended, initially filed with the U.S. Securities and Exchange Commission (the "SEC") on September 9, 2025 and declared effective by the SEC on December 31, 2025 ("Prior Registration Statement"), and the Prior Registration Statement was withdrawn on March 16, 2026. In connection with the filing of the Prior Registration Statement, we made a contemporaneous fee payment in the amount of $3,886.45. No securities have been sold by us under the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, a registration fee credit of $3,886.45, the amount of the fee attributable to our unsold securities pursuant to the Prior Registration Statement, is available to offset against the current registration fee for this offering.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date